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[TRANSLATED FROM THE HEBREW]


                                   [EMBLEM OF
                              THE STATE OF ISRAEL]

MINISTRY OF JUSTICE                                      REGISTRAR OF COMPANIES
                               THE STATE OF ISRAEL


                THE COMPANIES ORDINANCE [NEW VERSION], 5743-1983


                  CERTIFICATE OF INCORPORATION AND REGISTRATION
                              OF A PRIVATE COMPANY



This is to certify that:


                              SCANVEC CO (1990) LTD


was incorporated and approved pursuant to the Companies Ordinance as a company with limited liability on the 30th day of July 1990; the 8th day of Av 5750.


Given under my hand in Jerusalem this 30th day of July 1990; the 8th day of Av 5750.


(Signed)
Registrar of Companies


                                [REGISTRY STAMP]


                                                         Company No. 51-149353-8


[Stamp - "Registrar of Companies & Partnerships - Copy accords with the original
- 27.06.2000 (-) Annetta Klein - Fee total __ - Receipt no. __________ - pp Registrar of Companies"]